                                                                    EXHIBIT 10.3
                                                     FORM OF SERVICING AGREEMENT

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                  INTANGIBLE TRANSITION PROPERTY SERVICING AGREEMENT


                                       between


                                  COMED FUNDING, LLC

                                       Grantee



                                         and



                             COMMONWEALTH EDISON COMPANY,

                                       Servicer








                                Dated as of [ ], 1998


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

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                      ARTICLE I

                                     Definitions
     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 1.02.  Other Definitional Provisions. . . . . . . . . . . . . . . 3


                                      ARTICLE II

                            Appointment and Authorization

     SECTION 2.01.  Appointment of Servicer; Acceptance of Appointment . . . . 4
     SECTION 2.02.  Authorization. . . . . . . . . . . . . . . . . . . . . . . 4
     SECTION 2.03.  Dominion and Control Over the Intangible Transition
                    Property . . . . . . . . . . . . . . . . . . . . . . . . . 4


                                     ARTICLE III

                                   Billing Services

     SECTION 3.01.  Duties of Servicer.. . . . . . . . . . . . . . . . . . . . 5
     SECTION 3.02.  Servicing and Maintenance Standards. . . . . . . . . . . . 7
     SECTION 3.03.  Certificate of Compliance. . . . . . . . . . . . . . . . . 8
     SECTION 3.04.  Annual Report by Independent Public Accountants. . . . . . 9


                                      ARTICLE IV

        Services Related to Reconciliation Adjustments and True-Up Adjustments

     SECTION 4.01.  Reconciliation Adjustments and True-Up Adjustments . . . .10
     SECTION 4.02.  Limitation of Liability. . . . . . . . . . . . . . . . . .14


                                      ARTICLE V

                          The Intangible Transition Property

     SECTION 5.01.  Custody of Intangible Transition Property Records. . . . .16
     SECTION 5.02.  Duties of Servicer as Custodian . . . . . . . . . . . . . 16
     SECTION 5.03.  Instructions; Authority to Act . . . . . . . . . . . . . .18
     SECTION 5.04.  Custodian's Indemnification. . . . . . . . . . . . . . . .18
     SECTION 5.05.  Effective Period and Termination . . . . . . . . . . . . .19
     SECTION 5.06.  General Indemnification of Indenture Trustee and
                    Delaware Trustee . . . . . . . . . . . . . . . . . . . . .19


                                      ARTICLE VI

                                     The Servicer

     SECTION 6.01.  Representations and Warranties of Servicer . . . . . . . .20
     SECTION 6.02.  Indemnities of Servicer; Release of Claims . . . . . . . .23
     SECTION 6.03.  Merger or Consolidation of, or Assumption of the
                    Obligations of, Servicer . . . . . . . . . . . . . . . . .25
     SECTION 6.04.  Limitation on Liability of Servicer and Others . . . . . .26
     SECTION 6.05.  ComEd Not to Resign as Servicer. . . . . . . . . . . . . .26
     SECTION 6.06.  Servicing Compensation . . . . . . . . . . . . . . . . . .27
     SECTION 6.07.  Compliance with Applicable Law . . . . . . . . . . . . . .28
     SECTION 6.08.  Access to Certain Records and Information Regarding
                    Intangible Transition Property . . . . . . . . . . . . . .28
     SECTION 6.09.  Appointments . . . . . . . . . . . . . . . . . . . . . . .29
     SECTION 6.10.  No Servicer Advances . . . . . . . . . . . . . . . . . . .29
     SECTION 6.11.  Remittances. . . . . . . . . . . . . . . . . . . . . . . .29
     SECTION 6.12   Compliance with Servicing Standard; Changes in
                    ICC Tariffs. . . . . . . . . . . . . . . . . . . . . . . .31


                                     ARTICLE VII

                                       Default

     SECTION 7.01.  Servicer Default . . . . . . . . . . . . . . . . . . . . .32
     SECTION 7.02.  Appointment of Successor . . . . . . . . . . . . . . . . .34
     SECTION 7.03.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . .35
     SECTION 7.04.  Notice of Servicer Default . . . . . . . . . . . . . . . .35


                                     ARTICLE VIII

                               Miscellaneous Provisions

     SECTION 8.01.  Amendment. . . . . . . . . . . . . . . . . . . . . . . . .36
     SECTION 8.02.  Maintenance of Records . . . . . . . . . . . . . . . . . .37
     SECTION 8.03.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .37
     SECTION 8.04.  Assignment . . . . . . . . . . . . . . . . . . . . . . . .38
     SECTION 8.05.  Limitations on Rights of Others. . . . . . . . . . . . . .38
     SECTION 8.06.  Severability . . . . . . . . . . . . . . . . . . . . . . .39
     SECTION 8.07.  Separate Counterparts. . . . . . . . . . . . . . . . . . .39
     SECTION 8.08.  Headings . . . . . . . . . . . . . . . . . . . . . . . . .39
     SECTION 8.09.  Governing Law. . . . . . . . . . . . . . . . . . . . . . .39
     SECTION 8.10.  Assignments to Note Issuer and Indenture Trustee . . . . .39
     SECTION 8.11.  Nonpetition Covenants. . . . . . . . . . . . . . . . . . .40
     SECTION 8.12.  Limitation of Liability. . . . . . . . . . . . . . . . . .40

                                EXHIBITS AND SCHEDULES

     Exhibit A           Form of Monthly Servicer's Certificate
     Exhibit B           Form of Certificate of Compliance
     Exhibit C           Form of Amendatory Tariff
     Exhibit D           Form of Quarterly Servicer's Certificate

     Schedule 4.01(a)    Expected Amortization Schedule
     Schedule 6.01(f)    No Proceedings


                                       ANNEXES

     Annex I             Servicing Procedures
     Schedule 6 to
      Annex I            Calculation of Aggregate Remittance Amount
     Annex II            Routine Quarterly True-Up Mechanism

     INTANGIBLE TRANSITION PROPERTY SERVICING AGREEMENT dated as of [ ], 1998, between COMED FUNDING LLC, a Delaware limited liability company (the "Grantee"), and COMMONWEALTH EDISON COMPANY, an Illinois corporation, as Servicer (the "Servicer").


                                       RECITALS

     A. Pursuant to the Funding Law and the 1998 Transitional Funding Order, the Grantee and the Note Issuer are concurrently entering into the Sale Agreement, pursuant to which the Grantee is selling the 1998 Intangible Transition Property to the Note Issuer, and the Grantee may sell Subsequent Intangible Transition Property to the Note Issuer pursuant to Subsequent Sale Agreements.

     B. In connection with its ownership of the Intangible Transition Property and in order to collect the IFCs, the Grantee desires to engage the Servicer to carry out the functions described herein. The Servicer currently performs similar functions for itself with respect to its own charges to its customers and may in the future perform such functions for others. In addition, the Grantee desires to engage the Servicer to act on its behalf in making Reconciliation Adjustments and True-Up Adjustments. The Servicer desires to perform all of these activities on behalf of the Grantee.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.01. DEFINITIONS. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the
Note Issuer and Harris Trust and Savings Bank, as the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time (the "INDENTURE").

     (b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "AGREEMENT" means this Intangible Transition Property Servicing Agreement, together with all Exhibits, Schedules, Annexes and Attachments hereto, as the same may be amended, supplemented and otherwise modified from time to time.

     "ANNUAL ACCOUNTANT'S REPORT" has the meaning set forth in Section 3.04.

     "CERTIFICATE OF COMPLIANCE" has the meaning set forth in Section 3.03.

     "COLLECTIONS CURVES" means the Monthly Collections Curves.

     "DAILY REMITTANCE" has the meaning set forth in Section 6.11(b).

     "INTANGIBLE TRANSITION PROPERTY RECORDS" has the meaning assigned to that term in Section 5.01.

     "LOSSES" has the meaning assigned to that term in Section 5.04.

     "MONTHLY COLLECTIONS CURVES" has the meaning set forth on SCHEDULE 6 to Annex I hereto.

     "OFFICER'S CERTIFICATE" means a certificate signed by a Responsible
Officer.

     "QUARTER" means each calendar quarter, specifically:

          January 1 to and including March 31;

          April 1 to and including June 30;

          July 1 to and including September 30; and

          October 1 to and including December 31.

     "RETIREMENT OF THE NOTES" means the day on which the final distribution is made to the Indenture Trustee in respect of the last Outstanding Notes.

     "SERVICER DEFAULT" means an event specified in Section 7.01.


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

     "SERVICING STANDARD" means the obligation of the Servicer to calculate, collect, apply, remit and reconcile proceeds of the Intangible Transition Property, including IFC Payments, and all other Note Collateral for the benefit of the Note Issuer and the Noteholders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with procedures and requirements established by the ICC for collection of electric utility tariffs and (iii) in accordance with the other terms of this Agreement.

     "TERMINATION NOTICE" has the meaning assigned to that term in Section 7.01.

     SECTION 1.02.  OTHER DEFINITIONAL PROVISIONS.

     (a) Non-capitalized terms used herein which are defined in the Public Utilities Act shall, as the context requires, have the meanings assigned to such terms in the Public Utilities Act, but without giving effect to amendments to the Public Utilities Act after the date hereof which have a material adverse effect on the Note Issuer or the Holders.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

                                      ARTICLE II

                            APPOINTMENT AND AUTHORIZATION

     SECTION 2.01. APPOINTMENT OF SERVICER; ACCEPTANCE OF APPOINTMENT. Subject to Section 6.05 and Article 7, the Grantee appoints the Servicer, and the Servicer accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Grantee or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

     SECTION 2.02. AUTHORIZATION. With respect to all or any portion of the Intangible Transition Property, the Servicer shall be and is authorized and empowered by the Grantee to (a) execute and deliver, on behalf of itself and/or the Grantee, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Grantee, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the ICC. The Grantee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Grantee, and with such other documents as may be in the Grantee's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the Servicer's written request, the Grantee shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

     SECTION 2.03. DOMINION AND CONTROL OVER THE INTANGIBLE TRANSITION PROPERTY. Notwithstanding any other provision herein, the Grantee shall have dominion and control over the Intangible Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Grantee with respect to the Intangible Transition Property and the Intangible Transition Property Records. The Servicer shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Grantee in the Intangible Transition Property, in each case unless such action is required by law or court or regulatory order.


                                     ARTICLE III

                                   BILLING SERVICES

     SECTION 3.01. DUTIES OF SERVICER. The Servicer, as agent for the Grantee, shall have the following duties:

          (a) DUTIES OF SERVICER GENERALLY. The Servicer's duties in general shall include management, servicing and administration of the Intangible Transition Property (including maintaining records of the cumulative total of IFC Collections and verifying that such amount has not exceeded any cap established by the ICC pursuant to a Funding Order)(1); obtaining meter reads, calculating usage, billing, collections and posting of all payments in respect of the Intangible Transition Property; responding to inquiries by Customers, the ICC or any federal, local or other state governmental authorities with respect to the Intangible Transition Property; delivering Bills to Customers and ARES, investigating and handling delinquencies, processing and depositing collections and making periodic remittances; furnishing periodic reports to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies; and taking all necessary action in connection with Reconciliation Adjustments and True-Up Adjustments as set forth herein. Certain of the duties set forth above may be performed by ARES pursuant to ARES Service Agreements. Anything to the contrary notwithstanding, the duties of the Servicer set forth

----------------------------

(1) Need to confirm adequacy of procedures to monitor this number and whether procedures need further description in this document.

     in this Agreement shall be qualified in their entirety by any ICC Regulations as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, including without limitation payment of all Allocable IFC Revenue Amounts described therein.

     (b)  REPORTING FUNCTIONS.

            (i) MONTHLY SERVICER'S CERTIFICATE. On or before each Remittance Date, the Servicer shall prepare and deliver to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of EXHIBIT A hereto (a "Monthly Servicer's Certificate") setting forth certain information relating to IFC Payments received by the Servicer during the Collection Period immediately preceding such Remittance Date.

            (ii) NOTIFICATION OF LAWS AND REGULATIONS. The Servicer shall immediately notify the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies in writing of any laws or ICC Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

            (iii) OTHER INFORMATION. Upon the reasonable request of the Grantee, the Note Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Grantee, the Note Issuer, Indenture Trustee or the Rating Agencies, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Intangible Transition Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law, to enable the Grantee, the Note Issuer, the Indenture Trustee or the Rating Agencies to monitor the Servicer's performance hereunder. In addition, so long as any of the Notes of any Series are outstanding, the Servicer shall provide the Grantee, the Note Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the IFCs applicable to each class of Customer.

            (iv) PREPARATION OF REPORTS TO BE FILED WITH THE SEC. The Servicer shall prepare any reports required to be filed by the Grantee or the
          Note Issuer under the securities laws, including a copy of each Quarterly Servicer's Certificate described in Section 4.01(c)(ii), the annual Certificate of Compliance described in Section 3.03, and the Annual Accountant's Report described in Section 3.04.

     SECTION 3.02. SERVICING AND MAINTENANCE STANDARDS. On behalf of the Grantee, the Servicer shall (a) manage, service, administer and make collections in respect of the Intangible Transition Property with reasonable care and in accordance with the Servicing Standard and applicable law, including all applicable ICC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Intangible Transition Property;
(d) comply with all laws and regulations applicable to and binding on it relating to the Intangible Transition Property, and (e) make all required submissions and provide all required notifications to the ICC with respect to any Adjustments. The Servicer shall be responsible for the imposition, collection and remittance of IFCs in accordance with Annex I hereto, the inclusion of IFCs in all Bills, and the deduction of IFCs from tariffed charges and all other charges from which the IFCs are to be deducted and stated separately, including, without limitation, all charges under any contracts with Customers who would, but for such contract, be paying Applicable Rates. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Intangible Transition Property, which, in the Servicer's judgment, may include the taking of legal action. Without limiting the foregoing, if the Servicer determines at any time that the aggregate dollar amount of IFC Charges to be imposed is reasonably likely to exceed the maximum dollar amount of Intangible Transition Property authorized by the 1998 Transitional Funding Order and any Subsequent Funding Orders to be imposed and collected and any Notes remain outstanding, the Servicer shall make a good faith effort to take any and all subsequent regulatory action with the ICC to obtain an order permitting the creation of additional Intangible Transition Property in an amount sufficient to pay such Notes in full.

     SECTION 3.03. CERTIFICATE OF COMPLIANCE. The Servicer shall deliver to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies on or before [INSERT APPROPRIATE MONTH AND DAY] of each year, commencing [INSERT DATE FIRST REPORT IS DUE] to and including the [INSERT APPROPRIATE MONTH AND DAY] succeeding the Retirement of the Notes, an Officer's Certificate substantially in the form of EXHIBIT B hereto (a "Certificate of Compliance"), stating that: (i) a review of the activities of the Servicer during the twelve months ended the preceding [INSERT DATE AS OF WHICH REPORT WILL BE PREPARED] (or, in the case of the first Certificate of Compliance to be delivered on or before _____________, 199_, the period of time from the date of this Agreement until [FIRST DATE AS OF WHICH REPORT WILL BE PREPARED]) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under this Agreement throughout such twelve months (or, in the case of the Certificate of Compliance to be delivered on or before [DATE OF FIRST CERTIFICATE] the period of time from the date of this Agreement until [FIRST DATE AS OF WHICH REPORT WILL BE PREPARED]), or, if there has been a default in the fulfillment of any such material obligation, specifying each such material default known to such officer and the nature and status thereof.

     SECTION 3.04. ANNUAL REPORT BY INDEPENDENT PUBLIC ACCOUNTANTS. (a) The Servicer, at its own expense in consideration of the Servicing Fee paid to it, shall cause a firm of independent certified public accountants (which may provide other services to the Servicer or ComEd) to prepare, and the Servicer shall deliver to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, for the information and use of the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies, on or before [_______________] of each year, beginning [_____________, 199_] to and including the [_____________]
succeeding the Retirement of the Notes, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with its obligations under this Agreement during the preceding twelve months ended [________] (or, in the case of the first Annual Accountant's Report to be delivered on or before [_____________, 199_], the period of time from the date of this Agreement until _________, 199_), identifying the results of such procedures and including any exceptions noted. If such accounting firm requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Grantee shall direct the Note Issuer to direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Note Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

     (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.


                                      ARTICLE IV

     SERVICES RELATED TO RECONCILIATION ADJUSTMENTS AND TRUE-UP ADJUSTMENTS

     SECTION 4.01. RECONCILIATION ADJUSTMENTS AND TRUE-UP ADJUSTMENTS. From time to time, until the Retirement of the Notes, the Servicer shall identify the need for Reconciliation Adjustments and True-Up Adjustments and shall take all reasonable action to obtain and implement such Reconciliation Adjustments and True-Up Adjustments, all in accordance with the following:

          (a)  EXPECTED AMORTIZATION SCHEDULE. The initial Expected Amortization
     Schedule is attached hereto as SCHEDULE 4.01(a).  In connection with the
     Note Issuer's issuance of any additional Series of Notes after the Closing Date, the Servicer, on or prior to the Series Issuance Date therefor, shall revise the Expected Amortization Schedule to add the requisite information for each new Series of Notes and set forth, as of each Payment Date through the scheduled Retirement of the Notes, the aggregate principal amounts of the Notes of all Series, including such additional Series, expected to be outstanding on such Payment Date. The Servicer shall also revise the Expected Amortization Schedule to reflect any required prepayments on account of the receipt of Allocable IFC Revenue Amounts or any other required or permitted prepayments affecting such schedule. If the Expected Amortization Schedule is revised as set forth above, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Grantee, the
     Note Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

          (b)  RECONCILIATION AND TRUE-UP ADJUSTMENTS(2)

               (i) RECONCILIATION ADJUSTMENTS AND FILINGS. Each year within the two-week period preceding each Reconciliation Adjustment Date, the Servicer shall: (A) update the data and assumptions underlying the calculation of the IFCs, including revenue from Applicable Rates for each class of Customers, projected electricity usage during the next Calculation Period for each such class and including interest and estimated expenses and fees of the Grantee and the Note Issuer to be paid during such period, the rate of delinquencies and write-offs, and the Collections Curves; (B) determine the Required Debt Service and Debt Service Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the IFCs to be allocated to each class of Customers during the next Calculation Period based on such Debt Service Billing Requirement and the terms of the applicable Funding Orders and the Tariffs filed pursuant thereto;
          (D) make all required notice and other filings with the ICC to reflect the revised IFCs, including any Amendatory Tariffs required under
          Section 18-104(k) of the Funding Law if the resulting IFCs for any class of Customer will exceed an amount per kilowatt-hour greater than the amount per kilowatt-hour authorized for such class of Customer in the applicable Funding Order, and (E) take all reasonable actions and make all reasonable efforts to effect such

--------------------------

(2) These provisions will need to be revised after the amortization of the Notes (quarterly vs. semi-annually) has been determined. We have assumed that reconciliations will be performed semi-annually, in June and December (commencing June 1999), and true-up determinations will be performed semi-annually, in March and September (commencing September 1999).

          Reconciliation Adjustment and to enforce the provisions of the Funding Law which limit the ICC's authority to review any such Amendatory Tariff.

               (ii) TRUE-UP ADJUSTMENTS AND FILINGS. Each year immediately before each March 31 and September 30, commencing September 30, 1999, the Servicer shall compare the Principal Balance, as of the most recent Payment Date and after giving effect to payments made on such Payment Date, to the Projected Principal Balance as of such Payment Date. If the Servicer determines that such Principal Balance equals or exceeds 105% of such Projected Principal Balance, then the Servicer shall: (A) update the data and assumptions underlying the calculation of the IFCs, including revenue from Applicable Rates for each class of Customers, projected electricity usage during the next Calculation Period for each such class and including interest and estimated expenses and fees of the Grantee and the Note Issuer to be paid during such period, the rate of delinquencies and write-offs, and the Collections Curves; (B) determine the Debt Service Requirement and Debt Service Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the IFCs to be allocated to each class of Customers during such Calculation Period based on such Debt Service Billing Requirement and the terms of the applicable Funding Orders and the Tariffs filed pursuant thereto; (D) make all required notice and other filings with the ICC to reflect the revised IFCs, including any Amendatory Tariffs required under Section 18-104(k) of the Funding Law if the resulting IFCs for any class of Customer will exceed an amount per kilowatt-hour greater than the amount per kilowatt-hour authorized for such class of Customer in the applicable Funding Order, and (E) take all reasonable actions and make all reasonable efforts to effect such True-Up

          Adjustment and to enforce the provisions of the Funding Law which limit the ICC's authority to review any such Amendatory Tariff.

               (iii) In the case of any Reconciliation Adjustment or True-Up Adjustment, the Servicer shall implement the revised IFCs, if any, as of the first day of the following calendar month (e.g., January 1 for a Reconciliation Adjustment determined in December, July 1 for a Reconciliation Adjustment determined in June, April 1 for a True-Up Adjustment determined in March and October 1 for a True-Up Adjustment determined in September).

          (c)  REPORTS.

               (i) NOTIFICATION OF TARIFF FILINGS AND RECONCILIATION AND TRUE-UP ADJUSTMENTS. Whenever the Servicer files a Tariff with the ICC or implements revised IFCs with notice to the ICC but without filing a Tariff as contemplated by any applicable Funding Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer's reasonable judgment, are material to the adjustments effected by such Tariff or notice) to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith.

               (ii) QUARTERLY SERVICER'S CERTIFICATE. Not later than the Remittance Date immediately prior to each Payment Date, the Servicer shall deliver a written report substantially in the form of EXHIBIT D hereto (the "Quarterly Servicer's Certificate") to the Grantee, the
          Note Issuer, the Indenture Trustee and the Rating Agencies.

               (iii) REPORTS TO CUSTOMERS. (A) After each revised IFC has gone into effect pursuant to a Reconciliation Adjustment or a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable ICC Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised IFCs.

               (B) In addition, at least once each year, the Servicer shall cause to be prepared and delivered to Customers a notice stating, in effect, that the IFCs are owned by the Grantee or any assignee thereof and not ComEd. Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer or the Applicable ARES may from time to time use to communicate with their respective customers.

               (C) Except to the extent that applicable ICC Regulations make the Applicable ARES responsible for such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

               (iv) ARES REPORTS. The Servicer shall provide to the Rating Agencies, upon request, any publicly available reports filed by the Servicer with the ICC (or otherwise made publicly available by the Servicer) relating to ARES and any other non-confidential and non-proprietary information relating to ARES reasonably requested by the Rating Agencies.

          SECTION 4.02. LIMITATION OF LIABILITY. (a) The Grantee and the Servicer expressly agree and acknowledge that:

          (i) In connection with any Reconciliation Adjustment or True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

          (ii) Neither the Servicer nor the Grantee shall be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to file the Amendatory Tariffs required by Section 4.01 in a timely and correct manner or other breach by the Servicer of its duties under this Agreement), by the ICC in any way related to the Intangible Transition Property or in connection with any Reconciliation Adjustment or True-Up Adjustment, the subject of any filings under Section 4.01, any proposed Reconciliation Adjustment or True-Up Adjustment, or the approval of any revised IFCs.

          (iii) The Servicer shall have no liability whatsoever relating to the calculation of any revised IFCs, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the rate of delinquencies and write-offs, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Note generally, except only to the extent that the same is caused by the Servicer's gross negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties under this Agreement.

     (b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section
6.01 or for any breach by the Servicer of its other obligations under this Agreement.

                                      ARTICLE V

                          THE INTANGIBLE TRANSITION PROPERTY

     SECTION 5.01. CUSTODY OF INTANGIBLE TRANSITION PROPERTY RECORDS. To assure uniform quality in servicing the Intangible Transition Property and to reduce administrative costs, the Grantee revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Grantee, the
Note Issuer and the Indenture Trustee as custodian of any and all documents and records that the Grantee shall keep on file, in accordance with its customary procedures, relating to the Intangible Transition Property, including copies of each Funding Order and all Tariffs relating thereto, and all documents filed with the ICC in connection with any Reconciliation Adjustment or True-Up Adjustment (collectively, the "Intangible Transition Property Records"), which are hereby constructively delivered to the Note Issuer, as transferee of the Grantee (or, in the case of the Subsequent Intangible Transition Property, will as of the applicable Subsequent Sale Date be constructively delivered to the
Note Issuer, as transferee of the Grantee) with respect to all Intangible Transition Property.

     SECTION 5.02. DUTIES OF SERVICER AS CUSTODIAN. (a) SAFEKEEPING. The Servicer shall hold the Intangible Transition Property Records on behalf of the Grantee, the Note Issuer and the Indenture Trustee, and maintain such accurate and complete accounts, records and computer systems pertaining to the Intangible Transition Property Records as shall enable the Grantee to comply with this Agreement and the Sale Agreement, and as shall enable the Note Issuer to comply with the Sale Agreement and the Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Grantee, the Note Issuer and the Indenture

Trustee any failure on its part to hold the Intangible Transition Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Grantee, the Note Issuer or the Indenture Trustee of the Intangible Transition Property Records. The Servicer's duties to hold the Intangible Transition Property Records on behalf of the Grantee, the Note Issuer and the Indenture Trustee set forth in this Section 5.02, to the extent such Intangible Transition Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate three years after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII hereof and (ii) no Notes of any Series are Outstanding.

     (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain the Intangible Transition Property Records at 10 South Dearborn Street, Chicago, Illinois, 37th Floor or at such other office as shall be specified to the Grantee, the Note Issuer and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall permit the Grantee, the Note Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Intangible Transition Property and the IFCs (including all the Intangible Transition Property Records), at such times during normal business hours as the Grantee, the Note Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this
Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any ICC Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

     (c) DEFENDING INTANGIBLE TRANSITION PROPERTY AGAINST CLAIMS. The Servicer shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, any Funding Order or any Tariff, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Funding Law or any Funding Order or the rights of holders of Intangible Transition Property that would be adverse to the Grantee, the Note Issuer or any Holders. Unless expressly prohibited by law or by any court or regulatory order in effect at such time, the Servicer shall continue to impose, collect and remit IFCs in accordance with this Agreement during the pendency of any such action and continuing for so long as the Notes remain Outstanding. The Servicer shall advance its own funds in order to institute any actions or proceedings described above, PROVIDED, however, that the costs of any such action or proceeding shall be payable from IFC Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture. The Servicer's obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to
Section 8.02(d) of the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations hereunder).

     SECTION 5.03. INSTRUCTIONS; AUTHORITY TO ACT. For so long as any Notes remain Outstanding, the Servicer shall be deemed to have received proper instructions with respect to the Intangible Transition Property Records upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

     SECTION 5.04. CUSTODIAN'S INDEMNIFICATION. The Servicer as custodian shall indemnify the Grantee, the Note Issuer, the Delaware Trustee, the Indenture Trustee and the Holders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against any such Person as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Intangible Transition Property Records; PROVIDED, HOWEVER, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Grantee, the Note Issuer, the Delaware Trustee, the Indenture Trustee or any Holders.

     Indemnification under this Section shall survive resignation or removal of the Indenture Trustee or the Delaware Trustee and shall include reasonable out-of-pocket fees and expenses of investigation and litigation.

     SECTION 5.05. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section. If any Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 7.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than twenty-five percent (25%) of the Outstanding Amount of the Notes of all Series in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under
Section 7.01.

     SECTION 5.06. GENERAL INDEMNIFICATION OF INDENTURE TRUSTEE AND DELAWARE TRUSTEE. The Servicer agrees to indemnify and hold harmless the Indenture Trustee and the Delaware Trustee and their respective directors, officers, employees and agents from and against any and all

Losses incurred by or asserted against any such Person as a result of or in connection with the transactions contemplated by this Agreement or any other Basic Document, other than any Loss incurred by reason or result of the gross negligence or willful misconduct of the Indenture Trustee or the Delaware Trustee; PROVIDED, HOWEVER, that the foregoing indemnity is extended to the Indenture Trustee and the Delaware Trustee solely in their respective capacities as trustees and not for the benefit of the Holders or any other Person. The obligations of the Servicer set forth herein shall survive the termination of this Agreement or the earlier resignation or removal of the Indenture Trustee under the Indenture or the Delaware Trustee under the Trust Agreement.


                                      ARTICLE VI

                                     THE SERVICER

     SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF SERVICER. The Servicer makes the following representations and warranties, as of the Closing Date, as of each Subsequent Sale Date relating to the sale of Subsequent Intangible Transition Property pursuant to a Subsequent Sale Agreement, and as of such other dates as expressly provided in this Section 6.01, on which the Grantee is deemed to have relied in entering into this Agreement. The representations and warranties shall survive the execution and delivery of this Agreement, the transfer of this Agreement to the Note Issuer pursuant to the Sale Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) ORGANIZATION AND GOOD STANDING. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to service the Intangible Transition Property and to hold the Intangible Transition Property Records as custodian.

          (b) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in, all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Intangible Transition Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues or properties or adversely affect the servicing of the Intangible Transition Property).

          (c) POWER AND AUTHORITY. The Servicer has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or (iii) violate any law or any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) NO PROCEEDINGS. [Except as set forth on Schedule 6.01(f),] there are no proceedings or investigations pending or, to the Servicer's knowledge, threatened before any court, Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Grantee or, to the Servicer's knowledge, any other
     Person: (i) asserting the invalidity of this Agreement, or any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Notes, or (iv) relating to the Servicer and which could reasonably be expected to adversely affect the Federal or state income tax attributes of the Notes.

          (g) APPROVALS. No approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the Servicer's execution and delivery of this Agreement, the Servicer's performance of the transactions contemplated hereby or the Servicer's fulfillment of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article IV hereof.

          (h) COLLECTIONS CURVES. Each Collections Curve used in connection with SCHEDULE 6 to Annex I hereto is accurate in all material respects, and the future delivery of each revised Collections Curve shall constitute a representation and warranty that each such revised Collections Curve is accurate in all material respects.

          (i) ASSUMPTIONS. The assumptions set forth in SCHEDULE 6 to Annex I hereto are reasonable and made in good faith, and will be reasonable and made in good faith as they change from time to time.

          (j) REPORTS AND CERTIFICATES. Each report and certificate delivered in connection with a Tariff will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct; PROVIDED, HOWEVER, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

     SECTION 6.02. INDEMNITIES OF SERVICER; RELEASE OF CLAIMS. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

     (b) The Servicer shall indemnify the Grantee, the Note Issuer, the Indenture Trustee, the Delaware Trustee and the Holders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all

Losses that may be imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement, or (ii) the Servicer's breach of any of its representations or warranties in this Agreement.

     (c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of ComEd (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

     (d) Indemnification under Sections 6.02(b) and 6.02(c) shall survive the resignation or removal of the Indenture Trustee or the Delaware Trustee or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).

     (e) Except to the extent expressly provided in this Agreement or the other Basic Documents (including, without limitation, the Servicer's claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.12(d) and the payment of the consideration for any grant of Intangible Transition Property to the Grantee), the Servicer releases and discharges the Grantee, the Note Issuer and the Indenture Trustee and each of their respective officers, directors and agents (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Intangible Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

     SECTION 6.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or, with respect to its obligations as Servicer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; PROVIDED, HOWEVER, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption complies with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the ICC pursuant to the Funding Law, have been executed and filed that are necessary to preserve and protect fully the interests of the Grantee in the Intangible Transition Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a),
(b) or (c) above.

     SECTION 6.04. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be liable to the Grantee, the Note Issuer, the Indenture Trustee, the Delaware Trustee, the Holders or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of the Servicer's duties or by reason of reckless disregard of the Servicer's obligations and duties. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, PRIMA FACIE properly executed and submitted by any Person, respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to or incidental to its duties to service the Intangible Transition Property in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.05. COMED NOT TO RESIGN AS SERVICER. Subject to the provisions of Sections 6.03, ComEd shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless either (a) the Servicer determines that the performance of its duties under this Agreement shall no longer be permissible under applicable law (disregarding any breach of the State Pledge that is being contested or subsequent invalidation of the Funding Law, any Funding Order and/or any tariff or tariffs filed in connection therewith), or (b) the Rating Agency Condition shall have been satisfied and, to the extent required under any Funding Order, and, in either case, the ICC shall have approved such resignation. Notice of any such determination permitting ComEd's resignation shall be given to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Grantee, the Note Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed ComEd's responsibilities and obligations in accordance with
Section 7.02.

     SECTION 6.06. SERVICING COMPENSATION. (a) In consideration for its services hereunder, until the Retirement of the Notes, the Servicer shall receive a fee (the "Servicing Fee") quarterly on each Payment Date in an amount equal to one-fourth of (i) $__________ for so long as IFCs are billed concurrently with charges or otherwise billed to Customers or (ii) $__________ if IFCs are not billed concurrently with charges or otherwise billed to Customers but, instead, are billed separately to Customers. The Servicer shall also be entitled to retain as additional compensation (i) any interest earnings on IFC Payments received by the Servicer and invested by the Servicer pursuant to Section 6(d) of Annex I hereto during each Collection Period prior to remittance to the Collection Account and (ii) all late payment charges, if any, collected from Customers or ARES. So long as the Servicer is billing Customers for charges for electric service or any Applicable Rates, the Servicer will bill IFCs to such Customers concurrently with such other charges and such Applicable Rates.

     (b) The Indenture Trustee shall pay the Servicer the Servicing Fee set forth in Section 6.06(a) above on each Payment Date in accordance with the priorities set forth in Section 8.02(d) of the Indenture, by wire transfer of immediately-available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on such date shall be added to the Servicing Fee payable on the subsequent Payment Date.

     (c) Except as provided in Section 5.02(c), the Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

     SECTION 6.07. COMPLIANCE WITH APPLICABLE LAW. The Servicer covenants and agrees, in servicing the Intangible Transition Property, to comply with all laws applicable to, and binding upon, the Servicer and relating to such Intangible Transition Property the noncompliance with which would have a material adverse effect on the value of the Intangible Transition Property; PROVIDED, HOWEVER, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

     SECTION 6.08. ACCESS TO CERTAIN RECORDS AND INFORMATION REGARDING INTANGIBLE TRANSITION PROPERTY. The Servicer shall provide to the Grantee, the
Note Issuer, the Indenture Trustee and the Holders access to the Intangible Transition Property Records in such cases where the Grantee, the Note Issuer, the Indenture Trustee and the Holders shall be required by applicable law to be provided access to such records. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section shall affect the Servicer's obligation to observe any applicable law (including any ICC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 6.09. APPOINTMENTS. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; PROVIDED, HOWEVER, that, unless such person is Unicom Corporation or a wholly-owned subsidiary thereof, the Rating Agency Condition shall have been satisfied in connection therewith; PROVIDED FURTHER that the Servicer shall remain obligated and be liable to the Grantee, the Note Issuer, the Indenture Trustee and the Holders for the servicing and administering of the Intangible Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Intangible Transition Property; and PROVIDED FURTHER, HOWEVER, that nothing herein (including, without limitation, the Rating Agency Condition) shall preclude the execution by the Servicer of an ARES Service Agreement with any ARES pursuant to applicable ICC Regulations.
The fees and expenses of such Person shall be as agreed between the Servicer and such Person from time to time and none of the Grantee, the Note Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. No such appointment shall constitute a Servicer resignation under Section 6.05.

     SECTION 6.10. NO SERVICER ADVANCES. The Servicer shall not make any advances of interest or principal on the Notes.

     SECTION 6.11. REMITTANCES. (a) Subject to clause (b) below, on each Remittance Date, the Servicer shall cause to be made a wire transfer of immediately-available funds equal to the Aggregate Remittance Amount for the applicable Collection Period to the General Subaccount of the Collection Account. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted).

     (b) Notwithstanding the foregoing clause (a), during any period in which a Servicer Default has occurred and is continuing, the failure to satisfy the Rating Agency Condition or the failure of the Servicer to maintain a short-term rating of [___] or better by Standard & Poor's and [___] or better by Moody's, the Servicer shall remit to the General Subaccount of the Collection Account the total IFC Payments estimated to have been received by the Servicer from or on behalf of Customers on a given Servicer Business Day in respect of all previously Billed IFCs within [two] Servicer Business Days of receipt thereof by the Servicer (the "Daily Remittance"). On or before each Remittance Date during any period described in this clause (b), the Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance attributable to the prior Collection Period and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance to the General Subaccount of the Collection Account on such Remittance Date in the amount of such Remittance Shortfall, or
(B) if an Excess Remittance exists, the Servicer shall reduce the amount of each Daily Remittance (beginning with the Daily Remittance occurring on the Remittance Date) by the outstanding amount of such Excess Remittance until the balance of the Excess Remittance has been reduced to zero.

     (c) The Servicer agrees and acknowledges that it holds all IFC Payments collected by it for the benefit of the Grantee and that all such amounts shall be remitted by the Servicer in accordance with this Section without any surcharge, fee, offset, charge or other deduction except (i) as set forth in clause (b) above or clause (d) below and (ii) for late fees permitted by Section
6.06. The Servicer shall not make any claim to reduce its obligation to remit all IFC Payments collected by it in accordance with this Agreement except (i) as set forth in clause (b) above or clause (d) below and (ii) for late fees permitted by Section 6.06.

     (d) If there is an Excess Remittance, the Servicer shall be entitled either (i) to reduce the amount which the Servicer remits to the General Subaccount of the Collection Account on such Remittance Date by the amount of such Excess Remittance, the amount of such reduction becoming the property of the Servicer or (ii) to be paid immediately from the General Subaccount or the Reserve Subaccount the amount of such Excess Remittance, such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on such Remittance Date shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer's own funds.

     SECTION 6.12 COMPLIANCE WITH SERVICING STANDARD; CHANGES IN ICC TARIFFS. The Servicer shall, with respect to its duties hereunder, comply at all times with the Servicing Standard, and, so long as any of the Notes are outstanding, shall not initiate any material changes with respect to its policies and procedures pertaining to credit (including requirements for deposits from Customers), billing, collections (including procedures for disconnection of service for non-payment) and restoration of service after disconnection, and shall not, except as required by applicable law, initiate any changes in any ICC tariffs relating to the foregoing matters which are reasonably likely to adversely affect the Servicer's, ability to make timely recovery of amounts billed to Customers. Notwithstanding the foregoing, the Servicer may, in its own discretion, waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case, if such waiver or action (a) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself, (b) would not materially adversely affect the Noteholders and (c) would comply with applicable law. In addition, the Servicer may write off any amounts that it deems uncollectible in accordance with its customary practices.


                                     ARTICLE VII

                                       DEFAULT

     SECTION 7.01. SERVICER DEFAULT. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to deposit in the Collection Account on behalf of the Grantee any required remittance that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Grantee, the Note Issuer or the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer; or

          (b) any failure on the part of the Servicer or ComEd, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or ComEd (as the case may be) set forth in this Agreement (including Section 4.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or ComEd (as the case may be) by the Grantee or the Note Issuer or
     (B) to the Servicer or ComEd (as the case may be) by the Indenture Trustee or by the Holders of Notes evidencing not less than twenty-five percent (25%) of the Outstanding Amount of the Notes of all Series; or

          (c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Grantee, the Note Issuer or the Holders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer by the Grantee, the
     Note Issuer or the Indenture Trustee; or

          (d) an Insolvency Event occurs with respect to the Servicer or ComEd; then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than twenty-five percent (25%) of the Outstanding Amount of the Notes of all Series, by notice (a "Termination Notice") then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) may terminate all the rights and obligations (other than the obligations set forth in Section 6.02 hereof) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 7.01(a), each of the following shall be entitled to apply to the ICC for sequestration and payment of revenues arising with respect to the Intangible Transition Property: (1) the Holders and the Indenture Trustee as beneficiaries of the lien provided under Section 18-107(c) of the Funding Law; (2) the Grantee or its assignees; (3) the Note Issuer; or (4) pledgees or transferees of the Intangible Transition Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Intangible Transition Property, the IFCs or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Intangible Transition Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Grantee, the Note Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of (i) all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Intangible Transition Property or the IFCs, and
     (ii) any and all Intangible Transition Property Records. All reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) incurred in connection with transferring the Intangible Transition Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

     SECTION 7.02. APPOINTMENT OF SUCCESSOR. (a) Upon the Servicer's receipt of a Termination Notice pursuant to Section 7.01 or the Servicer's resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's termination hereunder, the Grantee shall appoint a successor Servicer with the Note Issuer's prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Grantee and the Note Issuer. If within 30 days after the delivery of the Termination Notice, the Grantee shall not have obtained such a new Servicer, the Indenture Trustee may petition the ICC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under ICC Regulations to perform the duties of the Servicer,
(ii) the Rating Agency Condition shall have been satisfied and (iii) such

Person enters into a servicing agreement with the Grantee having substantially the same provisions as this Agreement.

     (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

     SECTION 7.03. WAIVER OF PAST DEFAULTS. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of all Series may, on behalf of all Holders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement, which waiver shall require the consent of all Holders.
Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

     SECTION 7.04. NOTICE OF SERVICER DEFAULT. The Servicer shall deliver to the Grantee, the Note Issuer, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01(a) or (b).


                                     ARTICLE VIII

                               MISCELLANEOUS PROVISIONS

     SECTION 8.01. AMENDMENT. (a) This Agreement may be amended in writing by the Servicer and the Grantee with five Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee, but without the consent of any of the Holders or Holders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Officer's Certificate delivered to the Grantee, the Note Issuer, the Delaware Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Holder.

     This Agreement may also be amended in writing from time to time by the Servicer and the Grantee with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee and the prior written consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of all Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections or
(b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

     Promptly after the execution of any such amendment and the requisite consents, the Grantee shall furnish written notification of the substance of such amendment to the Note Issuer, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to its consent to any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (b) Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Grantee may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer's method of calculating IFC Payments received as a result of changes to the Servicer's current computerized customer information system, as contemplated by Section [___] of Annex I hereto; PROVIDED that any such amendment shall not have a material adverse effect on the Holders.

     SECTION 8.02. MAINTENANCE OF RECORDS. The Servicer shall maintain accounts and records as to the Intangible Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between IFC Payments received by the Servicer and IFC Collections from time to time deposited in the Collection Account.

     SECTION 8.03. NOTICES. All demands, notices and communications upon or to the Servicer, the Grantee, the Note Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing and personally delivered, sent by overnight mail or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, to Commonwealth Edison Company, 10 South Dearborn Street, 37th Floor, Chicago, Illinois 60603; (b) in the case of the Grantee, to ComEd Funding, LLC, c/o Commonwealth Edison Company, 10 South Dearborn Street, 37th Floor, Chicago, Illinois 60603, (c) in the case of the
Note Issuer, to ComEd Transitional Funding Trust, c/o First Union Trust Company, National Association, as Delaware Trustee, 37 Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attn: Corporate Trust Administration,
(d) in the case of the Indenture Trustee, at the Corporate Trust office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) in the case of Standard & Poor's, to Standard & Poor's Corporation, 26 Broadway (10th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (g) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004, Attention of Commercial Asset-Backed Securities, or (h) in the case of Duff & Phelps, to Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, NY 10004, Attention: Asset-Backed Monitoring Group, or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 8.04. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

     SECTION 8.05. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Servicer and the Grantee and, to the extent provided herein or in the Basic Documents, the Note Issuer, the Indenture Trustee and the Holders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Intangible Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 8.06. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.07. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 8.08. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 8.09. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 8.10. ASSIGNMENTS TO NOTE ISSUER AND INDENTURE TRUSTEE. The Servicer acknowledges and consents to the assignment of any or all of the Grantee's rights and obligations hereunder to the Note Issuer pursuant to the Sale Agreement, and the collateral assignment of any or all of the Note Issuer's rights and obligations hereunder to the Indenture Trustee pursuant to the Indenture. After the Grantee transfers its rights and obligations hereunder to the Note Issuer pursuant to the Sale Agreement, any duty the Servicer owes to the Grantee and the Note Issuer hereunder shall be fully performed if such duty is performed for the benefit of the Note Issuer alone.

     SECTION 8.11. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the ICC's right to order the sequestration and payment of revenues arising with respect to the Intangible Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Intangible Transition Property pursuant to any applicable Funding Order or other applicable law, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Grantee or the Note Issuer to invoke or join with them in provoking the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Grantee or the Note Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Grantee or the Note Issuer or any substantial part of the property of the Grantee or the Note Issuer, or ordering the winding up or liquidation of the affairs of the Grantee or the Note Issuer.

     SECTION 8.12. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is acknowledged and accepted by First Union Trust Company, National Association ("First Union"), not individually or personally but solely as Delaware Trustee on behalf of the Note Issuer, and by Harris Trust and Savings Bank ("Harris"), not individually or personally but solely as Indenture Trustee on behalf of the Holders, in each case in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made by the Delaware Trustee on behalf of the Note Issuer, and by the Indenture Trustee on behalf of the Holders, are made and intended not as personal representations, undertakings and agreements by First Union and Harris, respectively, but are made and intended for the purpose of binding only the Note Issuer and the Holders, respectively, (c) nothing herein contained shall be construed as creating any liability on First Union or Harris, individually or personally, to perform any covenant either expressed or implied contained herein, except in their respective capacities as Delaware Trustee and Indenture Trustee, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties and (d) under no circumstances shall First Union or Harris, be personally liable for the payment of any indebtedness or expenses of the Note Issuer or the Holders, respectively, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Delaware Trustee or the Indenture Trustee, respectively, under this Agreement; PROVIDED, HOWEVER, that this provision shall not protect First Union or Harris against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of their respective duties under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        COMED FUNDING, LLC


                                        By:
                                           ------------------------
                                        Name:
                                        Title:

                                        COMMONWEALTH EDISON COMPANY


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


Acknowledged and Accepted:

FIRST UNION TRUST COMPANY,
NATIONAL ASSOCIATION, not in
its individual capacity but solely as
Delaware Trustee on behalf of
ComEd Transitional Funding Trust


By:
   ----------------------
Name:
Title:


HARRIS TRUST AND SAVINGS BANK,
not in its individual capacity but solely as Indenture Trustee


By:
   ----------------------
Name:
Title: